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                                                                     EXHIBIT 4.1

                      AMENDMENT NO. 4 TO THE SECOND AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            WINN LIMITED PARTNERSHIP

         This Amendment No. 4 (the "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of WINN Limited Partnership dated July 11, 1997 (the "Partnership Agreement") is entered into as of October 1, 1999, by and among Winston Hotels, Inc. (the "General Partner") and the Limited Partners of WINN Limited Partnership (the "Partnership"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

         WHEREAS, the Partnership Units held by Quantum Realty Partners II, L.P. were acquired by the General Partner on October 1, 1999 in exchange for REIT Shares in accordance with the terms of the Partnership Agreement;

         WHEREAS, additional Partnership Units were issued to the General Partner upon the contribution by the General Partner of the proceeds of the issuance of REIT Shares to employees and directors of the General partner;

         WHEREAS, it is desirable to amend Exhibit A to the Partnership Agreement to reflect such acquisition and such issuance;

         WHEREAS it is also desirable to amend Exhibit A to reflect the issuance of Series A Preferred Units to the General Partner pursuant to Amendment No. 1 to the Partnership Agreement dated September 11, 1997.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Partnership Agreement as follows:

         Exhibit A to the Partnership Agreement is hereby amended by substituting for the current version of such exhibit, a version in the form attached to this Amendment reflecting the redemption of the Partnership Units held by Quantum Realty Partners II, L.P., the issuance of additional Partnership Units to the General Partner upon the General partner's contribution of the proceeds of the issuance of additional REIT Shares to employees and directors of the General Partner, and the issuance of Series A Preferred Units to the General Partner pursuant to Amendment No. 1 to the Partnership Agreement.

         IN WITNESS WHEREOF, the foregoing Amendment No. 4 to the Second Amendment and Restated Agreement of Limited Partnership Agreement of WINN Limited Partnership has been signed and delivered as of this 1st day of October, 1999, by the undersigned as General Partner of the Partnership.


                                         WINSTON HOTELS, INC.,
                                         as General Partner


                                         By: /s/ Brent V. West
                                             -----------------------------
                                             Brent V. West

                                         Title: Vice President, Controller

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                                    EXHIBIT A
                                October 1, 1999

(reflecting redemption of Partnership Units held by Quantum Realty Partners II,
 L.P. and the issuance of additional units to the General Partner in connection with the General Partner's issuance of stock to employees and directors)

                                  COMMON UNITS

             PARTNER AND                  PARTNERSHIP          PERCENTAGE
               ADDRESS                       UNITS              INTEREST
               -------                       -----              --------

           GENERAL PARTNER:

         Winston Hotels, Inc.             16,813,943             92.83%
          2209 Century Drive
          Raleigh, NC 27612

          LIMITED PARTNERS:

            Hotel I, Inc.                   297,500              1.64%
          2209 Century Drive
          Raleigh, NC 27612

          Charles M. Winston                105,643               .58%
         Winston Hotels, Inc.
          2209 Century Drive
          Raleigh, NC 27612

          Cary Suites, Inc.                 606,413              3.35%
          2209 Century Drive
          Raleigh, NC 27612

              RWW, Inc.                     69,960                .39%
          2209 Century Drive
          Raleigh, NC 27612

  WJS Associates-Perimeter II, Inc.         109,516               .60%
          2209 Century Drive
          Raleigh, NC 27612

            Hotel II, Inc.                  45,651                .25%
          2209 Century Drive
          Raleigh, NC 27612

Hubbard Realty of Winston-Salem, Inc.       63,797                .35%
        85 South Stratford Rd.
       Winston-Salem, NC 27103
                                           ---------            -------
                                          18,112,423            100.00%

                            SERIES A PREFERRED UNITS

               PARTNER AND ADDRESS           PARTNERSHIP UNITS

               Winston Hotels, Inc.                3,000,000
               2209 Century Drive
               Raleigh, NC 27612